SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE
    COMMISSION ONLY (AS PERMITTED BY
    RULE 14A-6(e)(2)

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                           DAVEL COMMUNICATIONS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14-a6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:


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(3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

(1)     Amount Previously Paid:


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

                           DAVEL COMMUNICATIONS, INC.

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD NOVEMBER 2, 2000

         The 2000 Annual Meeting of Stockholders of Davel Communications, Inc. (the "Company"), will be held at 10120 Windhorst Road, Tampa, Florida, on Thursday, November 2, 2000 at 2:00 p.m. (local time) for the following purposes:

         1.       To elect six directors to the Board of Directors;

         2. To ratify and approve the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan; and

         3. To transact such other business properly before the meeting and any adjournments thereof.

         Only stockholders of the Company of record as of the close of business on October 6, 2000, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         If you do not expect to attend the Annual Meeting in Person, please sign, date and return the accompanying proxy in the enclosed business reply envelope. If you later find that you can be present or for any other reason desire to revoke your proxy, you may do so at any time before the voting.



                                        Sincerely,

                                        /s/ BRUCE W. RENARD
                                        ----------------------------------------
                                        Bruce W. Renard
                                        Senior Vice President of Regulatory and
                                        External Affairs, General Counsel and
                                        Corporate Secretary

October 6, 2000

                           DAVEL COMMUNICATIONS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

         The enclosed form of proxy is solicited by and on behalf of the Board of Directors of Davel Communications, Inc. (together with its predecessors, unless otherwise noted, the "Company") for use at the 2000 Annual Meeting of Stockholders of the Company to be held at 10120 Windhorst Road, Tampa, Florida, on Thursday, November 2, 2000 (the "2000 Annual Meeting") and at any adjournments thereof. The cost of preparing and mailing this Proxy Statement and accompanying materials, and the cost of any supplementary solicitations, is expected to be approximately $20,000 and will be borne by the Company. Solicitations may be made by mail, telephone, telegraph or personally by officers and employees of the Company and its subsidiaries and by ChaseMellon Consulting Services, a proxy solicitation firm. This Proxy Statement and form of proxy are first being mailed to the stockholders of the Company on or about October 9, 2000.

         Messrs. Raymond A. Gross and Bruce W. Renard, the persons named as proxies on the proxy form accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Mr. Gross is the Chief Executive Officer of the Company and Mr. Renard is Senior Vice-President of Regulatory and External Affairs, Corporate Secretary and General Counsel of the Company. A stockholder giving a proxy has the power to revoke it any time before it is exercised by notice in writing to the Secretary of the Company at the Company's principal executive offices at 10120 Windhorst Road, Tampa, Florida 33619, by properly submitting to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. The shares represented by the proxy will be voted as specified by the stockholder in the spaces provided therefore or, if no specification is made, it will be voted for both Proposals 1 and 2, and with respect to any other matters voted upon at the meeting, in the discretion of the named proxies.

         Only stockholders of record at the close of business on October 6, 2000 (the "Record Date"), will be entitled to notice of, and to vote at, the 2000 Annual Meeting and any adjournments thereof. On the Record Date, the Company had outstanding 11,170,151 shares of common stock, $.01 par value per share (the "Common Stock"). Each outstanding share is entitled to one vote on each director position, and each other matter, to be voted on at the 2000 Annual Meeting. Votes cast by proxy or in person at the 2000 Annual Meeting will be tabulated by the inspectors of election appointed by the Board for the meeting. The six persons receiving the highest number of votes represented at the meeting will be elected directors, and the affirmative vote of a majority of such shares is required to approve each of the other matters to be voted on. Abstentions are included in the determination of shares represented at the meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         The Company currently has eight directors. The number of directors will be reduced to six on the date of the Annual Meeting. Each member of the Board of Directors will serve until the next annual meeting of the Company's stockholders or until his successor has been elected and qualified. The persons named in the enclosed form of proxy intend to vote the proxies in favor of the election of the nominees listed below to serve as directors of the Company for terms expiring at the next annual meeting of stockholders or until the election and qualification of their successors, unless the stockholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If one or more nominees shall become unavailable for any reason, the Board of Directors, in its discretion, may designate one or more substitute nominees, in which case such proxies will be voted for such substituted nominees. The Board of Directors has no reason to doubt the availability of any of the nominees, and each has indicated his willingness to serve if elected.

         The following table sets forth certain information for each nominee for director. Of the nominees for director named in the following table, David R. Hill and Robert D. Hill are now serving as directors of the Company.

                                         DIRECTOR
                                       CONTINUOUSLY
NAME                                      SINCE                        AGE
----                                      -----                        ---

Raymond A. Gross                           N/A                          50

David R. Hill                           April 1979                      68

Robert D. Hill                         August 1993                      48

Donald J. Liebentritt                      N/A                          50

William C. Pate                            N/A                          36

Theodore C. Rammelkamp, Jr.                N/A                          55
--------------------------------------------------------------------------------

         Raymond A. Gross joined the Company as its Chief Executive Officer on February 28, 2000. Mr. Gross was formerly Chief Operating Officer of BHI Holdings, now Carlisle Holdings LTD, and President of Carlisle's U.S. subsidiary, One Source. Prior to 1998, Mr. Gross was Senior Vice President of ADT Security Services, responsible for directing the residential business unit, corporate marketing and negotiation of strategic business alliances. From 1993 to 1996, Mr. Gross was President and Chief Executive Officer of Alert Centre, Inc., a publicly traded alarm company. Prior to 1993, Mr. Gross held various executive positions in the telecommunications and computer services industries.

         David R. Hill founded the Company's predecessor, Davel Communications Group, Inc., and its subsidiaries. He served as the Chief Executive Officer of the Company from October 1993 through December 1994 and as Chairman of the Board until July 1999. Mr. Hill is a self-appointed Board designee pursuant to the Investment Agreement dated April 19, 1999 among the Company, EGI-DM Investments, L.L.C. and Mr. Hill (the "Investment Agreement"), which amends and restates a prior agreement among Davel Communications Group, Inc., David Hill and Samstock, L.L.C. Mr. Hill is the father of Robert D. Hill.

         Robert D. Hill joined the Company in 1981 as the general manager of its largest telephone remanufacturing facility. Between January 1990 and December 1994, he served as the Company's President. From January 1995 until November 1999, he served as the Company's Chief Executive Officer. Mr. Hill is a Board designee of David Hill pursuant to the Investment Agreement.

         Donald J. Liebentritt has been President of Equity Group Investments, L.L.C. ("EGI") since January 2000, was Vice President and General Counsel of EGI from September 1996 to December 1999, and was a former Principal and Chairman of Rosenberg & Liebentritt, P.C., a "captive" Chicago law firm that provided legal services to EGI and its portfolio companies before its dissolution in 1999. Mr. Liebentritt is an officer and director of numerous private entities associated with EGI. Mr. Liebentritt is a Board designee of Samuel Zell pursuant to the Investment Agreement.

         William C. Pate has been employed by EGI or its predecessor since February 1994. Mr. Pate serves on the Board of Directors of Danielson Holding Corporation, an insurance company. Prior to February 1994, Mr. Pate was an associate at Credit Suisse First Boston. Mr. Pate is a Board designee of Samuel Zell pursuant to the Investment Agreement.

         Theodore C. Rammelkamp, Jr. has practiced law in Jacksonville, Illinois since September 1, 2000 in a general business and commercial practice known as the Law Offices of Teddy Rammelkamp. He served as Senior Vice President and General Counsel for the Company from 1994 through June 1999. Prior to joining the Company, he was a general partner in a prominent west central Illinois law firm. Mr. Rammelkamp has also served as a director of the Company, Elliott State Bank and the American Public Communications Council. From 1971 through 1993 he was a part-time college instructor in Business Law and Advanced Taxation. He was Chairman of the Illinois Bar Association Section of Federal Taxation in 1987. Mr. Rammelkamp is a Board designee of David Hill pursuant to the Investment Agreement.

         The Board of Directors recommends a vote "FOR" the election of each nominee named above. It is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in favor of each nominee named above.

EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Company's executive officers and their positions with the Company:


NAME                        AGE             POSITION
----                        ---             --------

Raymond A. Gross             50             Chief Executive Officer

Bruce W. Renard              46             Senior Vice President of Regulatory
                                            and External Affairs, General
                                            Counsel and Corporate Secretary

Lawrence T. Ellman           48             Senior Vice President of National
                                            Accounts


         Please see the biography of Mr. Gross under "Election of Directors" above.

         Bruce W. Renard joined the Company as Senior Vice President of Regulatory and External Affairs and Associate General Counsel in December 1998, subsequent to the merger of Davel Communication Group, Inc. with Peoples Telephone Company ("Peoples"). He has served as General Counsel of the Company since July 1999. At Peoples, Mr. Renard served in the positions of General Counsel and Executive Vice President of Regulatory Affairs from February 1996 to December 1998 and General Counsel and Vice President of Regulatory Affairs from January 1992 to February 1996. From September 1991 to December 1991, Mr. Renard was a sole practitioner specializing in legal and regulatory consulting services to the telecommunications and utility industries. From August 1984 to September 1991, Mr. Renard was a partner with the Florida law firm of Messer, Vickers, Caparello, French & Madsen, managing the utility and telecommunications law sections of the firm. Mr. Renard also serves as a director and Chairman of the Legal Committee for the American Public Communications Council, the national public communication trade organization, and as a director of several state public communication trade organizations.

         Lawrence T. Ellman has been Senior Vice President of National Accounts since December 1998 when he joined the Company following the merger of the Company with Peoples. Mr. Ellman was at Peoples from 1994 to 1998 and held several sales related positions, including Executive Vice President/President National Accounts. Prior to joining Peoples, Mr. Ellman was President of Atlantic

Telco, Inc., an independent pay telephone provider operating in the northeastern United States. Mr. Ellman has served as Treasurer and a member of the board of directors for the American Public Communications Council as well as President and Chairman of the Board for the Mid-Atlantic Payphone Association.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The business of the Company is under the general management of the Board of Directors as provided by the laws of Delaware, the Company's state of incorporation. The Board of Directors held eight meetings during 1999. All members of the Board of Directors were present at all meetings held in 1999. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of Samuel Zell, David Hill and Robert Hill. The Executive Committee was formed in 1999 and held no meetings.

         The Compensation Committee determines compensation for all senior employees, including officers of the Company. The Compensation Committee also administers the Company's Stock Option Plan. The Compensation Committee met one time in 1999. F. Philip Handy, A. Jones Yorke and Thomas M. Vitale constitute the Compensation Committee.

         The Audit Committee consists of A. Jones Yorke, David R. Hill and Justin S. Maccarone. The Audit Committee held three meetings during 1999. The Audit Committee performs the following principal functions: (i) review of the quarterly and year-end financial statements with the Company's outside auditors, internal accounting staff and management; (ii) review of the scope of the external audit and internal reports with the outside auditors, internal accounting staff and management; (iii) review of the outside auditor's management letter; (iv) recommendation of the selection of outside auditors; (v) review of the quality and depth of the Company's internal audit, accounting and financial staffs; and (vi) review and approval of the rendering of audit and nonaudit services by the outside auditors.

         The Board has not established a nominating committee or a committee serving a similar function. Nominations are made by the full Board of Directors. There are at present no mandatory retirement ages stipulated either for officers or members of the Board of Directors.

COMPENSATION OF DIRECTORS

         Through December 31, 1995, the Company did not pay cash compensation for service as directors. In 1996, the Company began paying cash compensation to directors who are not employees of the Company in the amount of $2,500 per meeting of the Board of Directors or of any committee thereof. In April 1998, the Board approved a resolution to eliminate the per-meeting payment and to begin paying (effective as of the date of the 1998 Annual Meeting) an annual cash retainer to directors who are not employees in the amount of $20,000. In July 1999, the Board approved a resolution to eliminate the cash retainer and to begin granting, on the date of each annual meeting (effective as of the 1999 Annual Meeting), to each non-employee director 18,000 options to purchase common stock of the Company at a strike price equal to the market price of the common stock as of the close of business immediately preceding the date of grant. Directors of the Company who are not employees of the Company are also reimbursed for their out-of-pocket expenses associated with attending meetings of the Board of Directors and committees and are eligible to receive options granted pursuant to the Company's Stock Option Plan.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information as of October 6, 2000 with respect to the beneficial ownership of the Company's common stock by
(i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, nominees for director and executive officers and (iii) by all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him and such person's address is c/o Davel Communications, Inc., 10120 Windhorst Road, Tampa, Florida 33619.

                                       NUMBER OF SHARES
NAME (1)                               BENEFICIALLY OWNED   PERCENTAGE OF CLASS
--------                               ------------------   -------------------
Samuel Zell (3) (5)                        1,807,800                16.2%

Donald J. Liebentritt (4) (6)                    231                  *

William Pate (4)                                   0                 --

David R. Hill (3) (4) (7)                  2,153,945                19.3%

Robert D. Hill (3) (4) (8)                   185,086                 1.7%

Raymond A. Gross (2) (4)                           0                 --

Lawrence T. Ellman (2) (9)                    53,231                  *

Bruce W. Renard (2) (10)                      69,681                  *

F. Philip Handy (3) (11)                       4,311                  *

Justin S. Maccarone (3) (12)                 926,027                 8.3%

Thomas M. Vitale (3) (13)                     38,000                  *

A. Jones Yorke (3) (14)                       41,000                  *

EGI-DM Investments, L.L.C. (15)            1,773,800                15.9%

Theodore C. Rammelkamp, Jr. (4)(16)           25,000                  *

Ann Lurie (17)                             1,199,259                 9.2%

UBS Capital II LLC (18)                      926,027                 8.3%

Heartland Advisors, Inc. (19)                885,156                 7.9%

All current directors, nominees and
executive directors as a group (12
persons) (20)                              5,279,312                47.2%
--------------------------------------------------------------------------------
*Less than 1%

(1) For purposes of calculating the beneficial ownership of each stockholder, it was assumed (in accordance with the Securities and Exchange Commission's definition of "beneficial ownership") that such stockholder had exercised all options, conversion rights or warrants by which such stockholder had the right, within 60 days, to acquire shares of such class of stock.

(2)  Such person is an employee of the Company.

(3)  Such person is a director of the Company.

(4)  Such person has been nominated to stand for election as a director.

(5) Includes 34,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan and 1,773,800 shares beneficially owned by EGI-DM Investments, L.L.C. (including warrants to acquire 299,513 shares) that Mr. Zell could be deemed to beneficially own as a result of his relationship to EGI-DM. Mr. Zell disclaims beneficial ownership of such shares. The managing member of EGI-DM, with the sole power to direct the vote and disposition of securities held by EGI-DM, is Samstock/SIT, L.L.C. ("Samstock/SIT"). The sole member of Samstock/SIT is a trust formed for the benefit of Mr. Zell and members of his family. Mr. Zell is the President of both EGI-DM and Samstock/SIT. The principal business address for each of EGI-DM, Samstock/SIT and Samuel Zell is c/o Equity Group Investments, L.L.C., Two North Riverside Plaza, Chicago, Illinois 60606.

(6) Includes warrants to purchase 231 shares with an exercise price of $32.00 per share from the Company and certain individual stockholders.

(7) Includes 302,412 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.

(8) Includes 109,250 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.

(9) Includes 53,231 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.

(10) Includes 67,681 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.

(11) Includes warrants to purchase 4,311 shares with an exercise price of $32.00 per share from the Company and certain individual stockholders.

(12) Includes 33,050 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan, and 892,977 shares beneficially owned by UBS Capital II LLC that Mr. Maccarone could be deemed to beneficially own as a result of being a principal of UBS Capital II LLC. Mr. Maccarone disclaims beneficial ownership of such shares.

(13) Includes 38,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan.

(14) Includes 38,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan.

(15) Includes warrants to purchase 299,513 shares with an exercise price of $32.00 per share from the Company and certain individual stockholders. Mr. Zell disclaims beneficial ownership of such shares and warrants.

(16) Includes 25,000 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Stock Option Plan.

(17) Based on a Schedule 13G/A filed on February 3, 2000. Includes shares owned by the Ann Lurie Revocable Trust, of which Ms. Lurie is the sole trustee, and the Robert H. and Ann Lurie Trust, of which Ms. Lurie is a co-trustee. Ms. Lurie's address is Two North Riverside Plaza, Suite 1500, Chicago, IL 60606.

(18) Based on a Schedule 13D/A filed on January 14, 1999. Includes 33,050 shares that could be acquired within 60 days upon the exercise of options granted pursuant to the Directors' Stock Option Plan. The address of UBS Capital II LLC is 299 Park Avenue, New York, NY 10171.

(19) Based on a Schedule 13G/A filed January 18, 2000. The address of Heartland Advisors, Inc. is 790 North Milwaukee Street, Milwaukee, Wisconsin 53202.

(20) Includes 677,624 shares that could be acquired within 60 days upon the exercise of options, 304,055 shares that could be acquired within 60 days upon the exercise of warrants and the attributed ownership of shares held by EGI-DM and UBS Capital II LLC to Messrs. Zell and Maccarone, respectively. See footnotes 5 and 12.

                   EXECUTIVE OFFICER COMPENSATION AND BENEFITS

EXECUTIVE OFFICER COMPENSATION

         The following tables and notes set forth the compensation of the Company's Chief Operating Officer and the four highest paid executive officers whose salary and bonuses exceeded $100,000 in the fiscal year ended December 31, 1999.

                                             SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION                                LONG-TERM COMPENSATION
                                -------------------                                ----------------------
                                                                                          SECURITIES
   NAME & PRINCIPAL                                     OTHER ANNUAL      RESTRICTED      UNDERLYING      ALL OTHER
       POSITION          YEAR    SALARY      BONUS    COMPENSATION (2)   STOCK AWARDS       OPTIONS     COMPENSATION
       --------          ----    ------      -----    ----------------   ------------       -------     ------------
Robert D. Hill           1999    $158,065    25,500(1)       --            $  --             54,000       $   --
Chief Operating          1998     250,000   105,000          --               --            130,500          3,908(3)
Officer (4)              1997     200,000    80,000          --             40,000           17,206          2,400(3)

Bruce W. Renard          1999    $158,000          (1)       --            $38,249(5)        47,750       $192,500(6)
Senior Vice-President    1998     346,000      --            --             37,500             --             --
of Regulatory and        1997     192,500   140,425          --                                --             --
External Affairs,
Secretary and General
Counsel

Lawrence T. Ellman       1999    $158,000          (1)       --            $38,249(5)        47,750       $223,600(6)
Senior Vice President    1998     284,000      --            --               --               --             --
of National Accounts     1997     170,000    42,850          --             37,500             --             --

--------------------------------------------------------------------------------
(1)  Bonuses in 1999 were paid in the form of restricted common stock grants.
(2) Other annual compensation was paid in the form of perquisites and was less than the level required for reporting.
(3) All other compensation represents the Company's contributions, both vested and not vested, to the Company's defined contribution plan.
(4) Mr. Hill resigned as President and Chief Executive Officer in November 1999. Raymond A. Gross was appointed Chief Executive Officer in February 2000 at an annual salary of $325,000.
(5) Granted pursuant to the Restricted Stock Option Plan dated January 25, 2000, which states that each grant of shares all specify the applicable restrictions on such shares and the duration. No shares have yet been issued under this plan, including the shares relating to such grants.
(6)  Represents severance payments from Peoples.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                              Individual Grants

                         NUMBER OF
                         SECURITIES      PERCENT OF TOTAL     EXERCISE OR
                         UNDERLYING      OPTIONS GRANTED TO   BASE PRICE    EXPIRATION   POTENTIAL REALIZABLE VALUE (1)
NAME                     OPTIONS GRANTS  EMPLOYEES            ($/SHARE)        DATE           0%       5%      10%
Robert D. Hill           41,250 (2)             7%               $6.50        4/21/04     $268,125/$325,908/$392,562
                         12,750 (3)             2%               $5.38        6/30/04     $ 68,531/$ 83,300/$100,337

Bruce W. Renard          30,000 (4)             5%               $6.50        4/22/09     $195,000/$237,024/$285,500
                         12,750 (3)             2%               $5.38        6/30/04     $ 68,531/$ 83,300/$100,337

Lawrence T. Ellman       30,000 (4)             5%               $6.50        4/22/09     $195,000/$237,024/$285,500
                         12,750 (3)             2%               $5.38        6/30/04     $ 68,531/$ 83,300/$100,337

---------------
(1) The values shown are purely hypothetical and have been calculated on the assumption that the value of the Common Stock underlying an option appreciates at the specified rate (0%, 5% or 10% per annum) from the date of the grant of the option until its expiration. In fact, the options cannot be valued without prediction of the future movement of the price of the Common Stock. The amount realized from the options disclosed in this table will depend upon, among other things, the continued employment of the recipient of the option and the actual performance of the Common Stock during the applicable period.

(2) Granted on April 21, 1999. 13,807 options are exercisable on October 21, 1999, 13,807 options are exercisable on April 21, 2000 and 13,806 options exercisable on April 21, 2001.

(3)  Granted on June 30, 1999. Exercisable on December 30, 1999.

(4)  Granted on April 22, 1999. Exercisable on October 22, 1999.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                             VALUE OF UNEXERCISED
                                                                                             IN-THE-MONEY OPTIONS
                         NUMBER OF                     NUMBER OF SHARES UNDERLYING           AT DECEMBER 31, 1999
                         SHARES ACQUIRED  VALUE        UNEXERCISED OPTIONS AT YEAR END ($)   EXERCISABLE/
NAME                     ON EXERCISE(1)   REALIZED(1)  EXERCISABLE/UNEXERCISABLE             UNEXERCISABLE (2)
----                     --------------   -----------  -------------------------             -----------------
Robert D. Hill                 --              --           109,250/109,250                       $0 / $0

Bruce W. Renard                --              --            62,726/  5,289                       $0 / $0

Lawrence T. Ellman             --              --            46,276/  5,289                       $0 / $0

(1)  There were no option exercises in the last fiscal year.
(2) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1999, at which date the closing price of the Common Stock as quoted on the Nasdaq National Market System was $4.75 per share. The above valuations may not reflect the actual value of unexercised options as the value of unexercised options fluctuates with market activity.

EMPLOYMENT AGREEMENTS

       The Company and Raymond A. Gross entered into an Employment Agreement dated as of February 28, 2000. Pursuant to the Agreement, Mr. Gross is to serve as the Chief Executive Officer of the Company for a term of two years, subject to automatic renewal each year unless notice of non-renewal is given by one of the parties at least 90 days prior to any such renewal date. The Company also agreed to propose the appointment of Mr. Gross to its board of directors subject to nomination by the Board and stockholder approval.

       During the employment period, the base salary under the Agreement is set at $325,000 per year, subject to annual review by the Board, and Mr. Gross is entitled to participate in the Company's benefit programs generally available to executive officers. In addition, the Board may award an incentive cash bonus up to 100% of Mr. Gross's base salary based upon achievement of mutually agreed goals and the Company's profitability; provided that the bonus shall equal 25% of base salary for the first two fiscal quarters during the term of the Agreement. Subject to necessary stockholder approval, the Company agreed to grant Mr. Gross a total of 650,000 non-qualified stock options at a purchase price to be set as the price of the Company's common stock on the day before the announcement of his hiring, with 272,654 of the options granted as of the execution of the Agreement. All options to be granted under the Agreement are subject to a ten-year vesting schedule, with earlier vesting of a portion of such options upon a change of control of the Company or upon achievement of certain common stock trading prices. The Agreement also contains certain confidentiality, non-competition and non-solicitation provisions.

       If the Company terminates Mr. Gross other than for "cause" or "disability" or if Mr. Gross terminates his employment for "good reason", the Company shall pay severance in an amount equal to the base salary for one full calendar year plus the targeted bonus for such year. Under the Agreement, severance shall be payable over a period of one year and during such time the Company shall provide medical insurance for Mr. Gross and his family. The Company will also make available one year of medical insurance coverage in the event Mr. Gross's employment is terminated by death or disability. Upon any termination, vested options will expire on the earlier of the expiration date of such options or one year from the date of termination (90 days if such termination was for "cause").

       Following the merger of the Company with Peoples, the Company also entered into employment agreements with Lawrence T. Ellman and Bruce W. Renard. (Messrs. Ellman and Renard for purposes hereof shall hereafter be collectively referred to as "Executives").

       The employment agreements provide for an initial employment period through December 31, 2000, with automatic one-year renewals unless either party notifies the other at least 60 days prior to the end of any term. The employment agreements provide for an annual base salary of at least $170,000 for Mr. Ellman and $170,000 for Mr. Renard. The employment agreements provide for employment of such persons in their current respective positions, subject to change or reassignment of duties by the Company.

The employment agreements provide for certain fringe benefits and incentive compensation as outlined below.

       Under the employment agreements, the Company may terminate any Executive for cause (as defined therein). An Executive can voluntarily terminate his employment agreement by providing 60 days' written notice to the Company at any time. In the event of termination with cause or voluntary termination, the Executive will receive all accrued base pay and a credit for certain unused vacation. If the Company breaches any provisions of, terminates without cause or fails to renew an employment agreement with any Executive, the Executive will be deemed to have been involuntarily terminated. In the event of involuntary termination or termination for a disability, all of such Executive's options fully vest and all accrued base pay and a credit for certain vacation benefits become due. The Executive will also receive the greater of one year's base pay or the remaining base pay due under the term of the employment agreement, the greater of the target incentive bonus for such year or the highest annualized bonus during the prior three years, and continuation of benefits for the remainder of the term. The Executives will be deemed to have been terminated upon a "Change in Control" if any party other than David Hill or his descendants or Samstock, L.L.C. acquires control of 25% or more of the combined voting power of the Company and within two years thereafter the Company terminates the Executive or the Executive resigns for any reason. In the event of termination upon such a Change in Control, an Executive will receive a severance payment equal to the sum of the Executive's base salary and target incentive bonuses for the year in which the Change in Control occurred multiplied by three, subject to certain reductions if such amounts would constitute "parachute payments" under the Internal Revenue Code. In addition, the Executive will receive those other benefits described in the preceding paragraph afforded to the Executive as if he had been involuntarily terminated.

       In September 1996, the Company entered into an employment agreement with Mr. David Hill, the former Chairman of the Board and Chairman of the Executive Committee of the Board, for six years at an annual base salary of $400,000. Under the agreement, Mr. David Hill was eligible to receive a cash bonus as well as a grant of options based upon the percentage by which the annual before tax profit exceeds the annual before tax profit for 1996. Mr. David Hill agreed not to compete with the Company during his employment and for a period of one year afterwards. The agreement also provides that, upon a change of control (as defined therein), (1) all stock options previously awarded to Mr. David Hill will vest and become immediately exercisable and (2) in the event of a termination of Mr. David Hill, he will receive severance pay from the Company as specified in his employment agreement. Effective July 6, 1999 Mr. Hill resigned as Chairman of the Board, agreed to terminate the employment agreement and entered into a consulting agreement with the Company for the 2000 and 2001 years. Under the consulting agreement, Mr. Hill will receive monthly payments aggregating $100,000 annually. Under certain circumstances the payments may be deferred or paid in the Company's common stock.

       On November 9, 1999, the Company announced the resignation of Robert D. Hill as its President and Chief Executive Officer. Following his departure, Mr. Hill remains affiliated with the Company as a consultant and a member of the Company's Board of Directors, serving on the Board's Executive

Committee. Mr. Hill agreed to terminate his employment agreement and subsequently entered into a consulting agreement with the Company for the year 2000. Under the consulting agreement, Mr. Hill receives monthly payments aggregating $120,000 for 2000. In addition, Mr. Hill received compensation, in the form of common stock of the Company, having a value approximating the severance that would have been payable under his employment agreement.

INCENTIVE COMPENSATION

       The Company has implemented a bonus plan that allows each executive officer to receive an annual cash incentive. Under the plan, Messrs. Ellman, Forsyth, and Renard had potential maximum bonuses in 1999 of 60% of base pay and target bonuses of 30% of base pay. The bonuses are comprised of three parts: company objectives, departmental objectives and personal objectives. The company objectives are based upon growth in earnings per share and EBITDA, and the department and personal goals are determined with respect to objectives established for each executive officer by January 30 of the applicable year.

       The Company also maintains a Stock Option Plan pursuant to which the executive officers are granted options to purchase common stock at the latest closing price that is available prior to the date the options are awarded. Under the employment agreements, each Executive is awarded a minimum of 5,000 stock options each year of his employment and may be awarded a greater number at the discretion of the Compensation Committee. Under the stock option plan, other employees may be granted common stock and options to purchase shares of Common Stock. The Compensation Committee of the Board currently administers the Stock Option Plan. The Compensation Committee determines which individuals will be granted options, the number of shares to be subject to options and other terms and conditions applicable to the grants.

401(k) PLAN

       The Company maintains a 401(k) Plan which is available to all employees of the Company, including its executive officers. The Company provides a matching contribution to the Plan up to a maximum of 1.5% of the salary of the contributing employee. The Company's contribution to an employee's account vests over a period of five years. In 1999, the 401(k) plan of the Company was merged with the plans of Peoples and Communications Central Inc., subsidiaries of the Company.

            COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 and related regulations require the Company's directors, certain officers, and any persons holding more than 10% of the Company's common stock ("reporting persons") to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1999. All reporting persons of the Company satisfied these filing requirements, except the following:

         The Forms 5 for the year ended December 31, 1999 for each of Messrs, Ellman, Bruce Forsyth, Michael Hayes, David Hill, and Renard were filed three days late; the Form 5 for Robert Hill was filed four days late; and Forms 3 have not been filed for Messrs. Forsyth and Gross.

          In making these disclosures the Company has relied on written representations of reporting persons and copies of the reports filed with the Commission.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors is responsible for determining the compensation of all executive officers of the Company. The Committee is composed exclusively of directors who are neither employees or former employees of the Company nor eligible to participate in the Company's Stock Option Plan.

COMPENSATION PHILOSOPHY

         The Committee's objectives in its compensation decisions are to establish incentives for the Company's executive officers to achieve optimal short-term and long-term operating performance for the Company and to link executive and stockholder interests. The Company determines the elements of each executive officer's compensation package by evaluating the responsibilities of his position, his performance and that of the Company, as well as his contribution to the Company's performance. Compensation for the Chief Executive Officer of the Company is determined through a process based on considerations similar to those for executive officers generally.

1999 COMPENSATION

         The l999 compensation of executive officers generally was established in their employment agreements with the Company effective in 1999. The Committee has reviewed the terms of the employment agreements and found them to be generally consistent with the Committee's policies regarding executive compensation. The term of these employment agreements with respect to the Executives expires on December 31, 2000 subject to automatic extensions.

         There were four elements of the 1999 compensation of the Executives: base salary, an annual cash bonus, stock options granted under the Stock Option Plan and annual stock grants.

         Each executive officer's 1999 base salary was established at the beginning of the term of his employment agreement. Base salaries of all officers were intended to be relatively moderate and are believed to be at or below the median of the base salaries paid in 1999 by public telecommunications companies of a size comparable to the Company. The employment agreements did not provide for increases in the base salary of any of the executive officers.

         Each executive officer was entitled to a bonus determined by the percentage growth in earnings per share, adjusted for extraordinary items, for the year in which the bonus is applicable. These bonuses were intended to reward the executive officer for increasing Company profitability.

         In an effort to provide a long-term incentive for future performance that aligns the executive officers' interests with the interests of stockholders, executive officers are eligible for participation in the Company's

Stock Option Plan. Stock options are intended to provide an incentive for the creation of stockholder value over the term of several years since the full benefit of options will be realized only if the price of common stock appreciates over that term. In 1999, 199,670 stock options were granted to the Executives of the Company with respect to the Company's performance in 1998. The Company also awards stock grants under the Stock Option Plan. Stock awarded under the Stock Option Plan contains certain restrictions on transfer. Awarding stock with restriction on its transfer provides further long-term incentives that align the interests of the stockholder with the interests of the executive officers. There were 34,100 stock grants awarded in 2000 related to performance in 1999.

DEDUCTIBILITY OF COMPENSATION

          Section 162(m) of the Internal Revenue Code of 1986, as amended, generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for public companies. The Committee believes that it is in the best interests of the Company's stockholders to structure its compensation plans to achieve maximum deductibility under Section 162(m) to the extent consistent with the Company's need to attract and retain qualified executives.

          This Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or any portion hereof into any of the Company's filings with the Securities and Exchange Commission, and such information shall not be deemed filed with the Securities and Exchange Commission, except as specifically otherwise provided in such other filings or to the extent required by Item 402 of Regulation S-K.


                                                 F. Philip Handy
                                                 Thomas M. Vitale
                                                 A. Jones Yorke

PERFORMANCE GRAPH

          The comparative stock performance graph below compares the cumulative stockholder return on the common stock of the Company for the period from October 20, 1993, the date the common stock began trading on the Nasdaq Stock Market, through December 31, 1999 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) a peer group of companies that compete with the Company in the operation of independently owned pay telephones (the "Peer Group"), in each case assuming the reinvestment of dividends. None of the companies in the Peer Group offers a range of products and services fully comparable to those of the Company, although each competes with the Company with respect to certain of the Company's significant business segments. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The members of the Peer Group are Peoples Telephone Company, Inc., Phonetel Technologies, Inc. and Choicetel Communications, Inc.

------------------------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS

                              12/30/94      12/29/95      12/27/96      12/26/97     12/25/98       12/31/99
------------------------------------------------------------------------------------------------------------
Davel Communications           $ 100.00      $ 105.87      $ 137.25     $ 196.07      $ 153.91    $    37.31
------------------------------------------------------------------------------------------------------------
Peer Group*                    $ 100.00      $ 98.15       $ 128.49     $ 184.38      $ 143.44    $ 2,400.57
------------------------------------------------------------------------------------------------------------
Nasdaq Composite               $ 100.00      $ 139.92      $ 171.74     $ 200.99      $ 287.66    $   542.80
------------------------------------------------------------------------------------------------------------
Source:  Carl Thompson Associates (800) 959-9677.  Data from Bloomberg Financial Markets.

* Peoples Telephone Co. was acquired by Davel Communications in December 1998 and is no longer included in the peer group.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

CERTAIN TRANSACTIONS

         The Company has entered into certain transactions with Mr. David R. Hill, who is a director. The Company leased an aircraft and residential real estate from Mr. David Hill, pursuant to which the Company paid Mr. Hill $82,300 and $13,000 in 1999 and 1998, respectively. Both leases were terminated in July 1999. The Company also leased office space in Jacksonville, Illinois from Mr. Hill, for which it paid aggregate amounts of $118,600, $68,000 and $116,000 and in 1999, 1998 and 1997, respectively. Until September 1997, the Company also leased long distance switching equipment from Mr. Hill, for which it paid $80,000. In September 1997, Davel purchased the equipment from Mr. Hill for $378,000, which was its estimated fair market value, based upon independent appraisals.

         During 1999 the Company sold to Mr. David Hill a building located in Miami, Florida for $2,250,000. The Company believes that the terms of the sale were at least as favorable to the Company as those that could have been obtained from unrelated parties at the time it was entered into.

         In addition, the Company received payments from Mr. Hill for administrative services provided to him by certain employees of the Company in the aggregate amounts of $45,900 and $85,000 and $107,000 in 1999, 1998 and 1997, respectively.

         In connection with advisory services provided by EGI, an affiliate of EGI-DM, to the Company, the Company agreed to pay EGI a fee, payable in the Company's Common Stock, equal to 0.35% of the enterprise value of the merger with Peoples and any other merger, payable upon consummation of such merger. In connection with the advisory agreement the Company also agreed to grant stock options to EGI for ongoing consulting services.

         Any future transactions between the Company and its officers, directors, employees and affiliates that are outside the scope of the Company's employment relationship with such persons will be subject to the approval of a majority of the disinterested members of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The members of the Compensation Committee in 1999 were Messrs. Thomas
M. Vitale, A. Jones Yorke and F. Philip Handy. No member of the Compensation Committee was, at any time during 1999 or previously, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

        PROPOSAL 2: ADOPTION OF THE 2000 LONG-TERM EQUITY INCENTIVE PLAN

         The Board of Directors adopted the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan (the "2000 Plan") on October 4, 2000. The purpose and terms of the 2000 Plan are described generally below, but that description is qualified in its entirety by reference to Exhibit A hereto, to which reference is made for the complete text of the 2000 Plan.

GENERAL

         The 2000 Plan provides for grants of stock options, stock appreciation rights ("SARs"), restricted stock, performance awards and any combination of the foregoing to employees, officers and directors of, and certain other individuals who perform significant services for, the Company and its subsidiaries. The purpose of the 2000 Plan is to provide such individuals with incentives to maximize stockholder value and otherwise contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

         The Company intends to grant such individuals equity incentives primarily pursuant to the 2000 Plan, with the goal of replacing the Company's existing stock option plans. The Company intends for the existing plans to remain in effect, but only for purposes of governing outstanding awards granted pursuant to their terms. The Company will make new awards if and to the extent shares of Common Stock become available for reissuance under the existing plans (e.g., due to forfeiture of awards by the original grantees), which the Company expects to result in a DE MINIMIS number of additional awards, if any.

         The 2000 Plan will be administered by the Compensation Committee. As grants to be awarded under the 2000 Plan will be made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the Plan are not determinable.

         A total of 1,000,000 shares of Common Stock, representing approximately 9.0% of outstanding Common Stock at October 6, 2000, will be available for issuance pursuant to the 2000 Plan, subject to adjustment in the event of a reorganization, stock split, merger or similar change in the corporate structure of the Company or the outstanding shares of common stock. Such shares may be, in whole or in part, authorized and unissued or held as treasury shares. As of October 6, 2000, the closing price of the common stock as reported on the over-the-counter market was $0.086 per share.

         The following is a summary of the terms of the 2000 Plan, which is qualified in its entirety by reference to the 2000 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

TERMS OF THE 2000 PLAN

         ELIGIBILITY. Directors and officers (whether or not employees) and employees of, and individuals performing significant services for, the Company and its subsidiaries, in each case as selected by the Compensation Committee, will be eligible to receive grants pursuant to the 2000 Plan, except that only employees may receive grants of incentive stock options. As of the date of this Proxy Statement, there were approximately 596 employees and directors expected to be eligible to participate in the 2000 Plan.

         STOCK OPTIONS. Pursuant to the 2000 Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive options"), and other stock options ("non-qualified options"), subject to a maximum award to any one grantee in any calendar year of options to purchase Common Stock equal to 10% of the total number of shares authorized under the Plan, and to a maximum fair market value of $100,000 of incentive options first exercisable in any calendar year.

         The exercise price of any option will be determined by the Compensation Committee in its discretion, provided that the exercise price of any option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the Company's voting power may not be less than 110% of such fair market value on such date.

         Unless otherwise determined by the Compensation Committee, the exercise price of any option may be paid in cash, by delivery of shares of Common Stock with a fair market value equal to the exercise price, by simultaneous sale through a broker of share of Common Stock acquired upon exercise, and/or by having the Company withhold shares of Common Stock otherwise issuable upon exercise.

         The Compensation Committee may in its discretion grant the participant a "reload option" to purchase a number of shares of common stock equal to the number so tendered or withheld if a participant elects to tender or withhold shares of common stock in payment of any part of an option's exercise price. The reload option may also include, if the Compensation Committee so chooses, the right to purchase a number of shares of common stock equal to the number tendered or withheld in satisfaction of any of the Company's tax withholding requirements in connection with the exercise of the original option. The terms of each reload option will be the same as those of the original exercised option, except that the grant date will be the date of exercise of the original option, and the exercise price will be the fair market value of the common stock on the date of exercise of the original option.

         The term of each option will be established by the Compensation Committee, subject to a maximum term of ten years from the date of grant in the case of any option and of five years from the date of grant in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Company. In addition, the 2000 Plan provides that all options generally cease vesting on the date on which a grantee ceased to be a director, officer or employee of, or to otherwise perform services for, the Company or its subsidiaries. Options generally terminate 90 days after such date, so long as the grantee does not compete with the Company during the 90-day period.

         There are, however, certain exceptions depending upon the circumstances of cessation. In the case of a grantee's death or disability, all of the grantee's options become fully vested and exercisable and remain so for one year after the date of death or disability. In the event of retirement, a grantee's options may become fully vested and exercisable in the discretion of the Compensation Committee. Upon termination for cause, all options terminate immediately. And if there is a change in control of the Company and a grantee is terminated from being a director, officer or employee of, or from otherwise providing services for, the Company and its subsidiaries within one year thereafter, all of the grantee's options become fully vested and exercisable and remain so for one year after the date of termination.

         SARS. The Compensation Committee may grant SARs alone or in tandem with stock options subject to such terms and conditions as it determines pursuant to the 2000 Plan. SARs granted in tandem with options become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised.

         Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of common stock or other Company securities equal to the difference between the fair market value of a share of common stock on the date of exercise and the exercise price of the SAR or, in the case of an SAR granted in tandem with options, the option to which the SAR relates, multiplied by the number of shares as to which the SAR is exercised.

         RESTRICTED STOCK. Under the 2000 Plan, the Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (which shall generally be at least six months), as it determines in its discretion. A grantee will be required to pay the Company at least the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares are treasury shares. Except as otherwise provided by the Compensation Committee, all restrictions on a grantee's restricted stock will lapse at such time as the grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries, if such cessation occurs due to a termination within one year after a change in control of the Company or due to death, disability or (in the discretion of the Compensation Committee) retirement. If cessation of employment or service occurs for any other reason, all of a grantee's restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

         PERFORMANCE AWARDS. Pursuant to the 2000 Plan, the Compensation Committee may grant performance awards contingent upon achievement by the grantee, the Company and/or its subsidiaries or divisions of set goals and objectives regarding specified performance criteria, such as return on equity, over a specified performance cycle, in each case as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria. A performance award may be paid out in cash and/or shares of common stock or other Company securities.

         Except as otherwise provided by the Compensation Committee, if a grantee ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its subsidiaries prior to completion of a performance cycle, and if such cessation occurs due to termination within one year after a change in control of the Company or due to death, disability or retirement, the grantee will receive the portion of the performance award payable to him or her based on achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If cessation of employment or service occurs for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

         VESTING, WITHHOLDING TAXES AND TRANSFERABILITY OF ALL AWARDS. The terms and conditions of each award made under the 2000 Plan, including vesting requirements, will be set forth consistent with the Plan in a written agreement with the grantee. Unless the Compensation Committee determines otherwise, and in certain other circumstances upon a participant's termination of employment or performance of services for the Company and its subsidiaries as described above, no award under the 2000 Plan may vest and become exercisable within six months of the date of grant.

         Unless otherwise determined by the Compensation Committee, a participant may elect to deliver shares of common stock, or to have the company withhold shares of common stock otherwise issuable upon exercise or an option or SAR or grant or vesting of restricted stock, in order to satisfy the Company's withholding obligations in connection with any such exercise, grant or vesting.

         Unless the Compensation Committee determines otherwise, no award made pursuant to the 2000 Plan will be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each award may be exercised only by the grantee or his or her guardian or legal representative.

         AMENDMENT AND TERMINATION OF THE 2000 PLAN. The Board may amend or terminate the 2000 Plan in its discretion, except that no amendment will become effective without prior approval of the Company's stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange listing requirements. In addition, (i) the Board may not lower the exercise price of any option that is outstanding pursuant to the 2000 Plan without first obtaining the affirmative note of a majority of the shares of Common Stock then issued and outstanding and (ii) no amendment or termination may materially and adversely affect any outstanding rights or obligations under the 2000 Plan without the affected participant's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 2000 PLAN

         The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the 2000 Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

         NON-QUALIFIED OPTIONS. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the Common Stock acquired over the option exercise price. However, in the case of a person subject to the short swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, whose grant is exempted from matching thereunder pursuant to the six-month holding provision of Rule 16b-3(d)(3) (a "16b-3(d)(3) Person"), income is recognized, and such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the option grant date unless such grantee elects to be taxed based on the fair market value of the Company's common stock on the date of exercise by filing an election with the Internal Revenue Service within 30 days after the exercise date to recognize income on the exercise date (a "Section 83(b) Election"). A grantee's basis in the Common Stock received is equal to such Common Stock's fair market value on the date of exercise (or on the date six months after the option grant date, if later, in the case on a grantee who is a 16b-3(d)(3) Person and who makes no such Section 83(b) Election). The Company is entitled to a deduction equal to the compensation taxable to the grantee.

         If a grantee sells Common Stock acquired pursuant to the exercise of a non-qualified option, such grantee will recognize capital gain or loss equal to the difference between the selling price of the Common Stock and the grantee's basis in the Common Stock. Such capital gain or loss is long- or short-term, depending on whether the grantee has held the Common Stock for more than one year. In the case of a grantee who is a 16b-3(d)(3) Person and who does not make a Section 83(b) Election, any such capital gain will be short term unless the Common Stock has been held for more than one year after the later of the exercise date or the date six months after the option grant date. The Company is not entitled to any deduction with respect to any capital gain recognized by the grantee.

         INCENTIVE OPTIONS. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the Common Stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) over the option exercise price will be included in the grantee's alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive option (i) more than one year after the date of exercise and (ii) more than two years after the grant date (the "Required Holding Periods"), the grantee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the Common Stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

         If a grantee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the Common Stock exceeds the fair market value on the exercise date (or six months after the option grant date, if later, in the case of a 16b-3(d)(3) Person), the excess will be taxable to the grantee as capital gain (long-term or short-term, depending upon whether the grantee held the Common Stock for more than one year). The Company is not allowed a deduction with respect to any such capital gain recognized by the grantee.

         USE OF SHARES TO PAY OPTION PRICE. If a grantee delivers previously acquired shares of common stock, however acquired, in payment of all or any part of the exercise price of a non-qualified option, the grantee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired shares after their acquisition date. The grantee's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the grantee as ordinary income (reduced by any portion of the option price paid other than by delivering previously acquired shares). Such income is recognized and such fair market value is determined on the date of exercise, except in the case of 16b-3(d)(3) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation recognized by the grantee.

         If a grantee delivers previously acquired common stock (other than common stock acquired upon exercise of an incentive option and not held for the Required Holding Periods) in payment of all or part of the option price of an incentive option, the grantee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired common stock after its acquisition date. The grantee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously acquired common stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16b-3(d)(3) Persons). Proposed regulations provide that when an incentive option is exercised using previously acquired common stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

         If a grantee pays the exercise price of an incentive option in whole or in part with previously acquired common stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the grantee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The grantee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the grantee recognizes.

         ONE MILLION DOLLAR COMPENSATION LIMIT. The Revenue Reconciliation Act of 1993 limits the annual deduction a publicly held company may take for compensation paid to its chief executive officer or any of its four other highest compensated officers in excess of $1,000,000 per year, excluding for this purpose compensation that is "performance-based" within the meaning of Code
Section 162(m). The Company intends that compensation realized upon the exercise of an option or SAR granted under the 2000 Plan be regarded as "performance-based" under the Code Section 162(m) and that such compensation be deductible without regard to the limits imposed by Code Section 162(m) on compensation that is not performance based.

VOTE REQUIRED

         The affirmative vote of a majority of the votes cast by the holders of shares of common stock represented in person or by proxy at the meeting is required for approval of the 2000 Plan. Approval of the 2000 Plan is required for shares of common stock issued pursuant to the 2000 Plan to be listed for trading and for grants of options and SARs made pursuant to the 2000 Plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code.

         The Board of Directors recommends that you vote "FOR" this proposal. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of ratification and approval of the Plan unless otherwise instructed in the Proxy.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the 2000 Annual Meeting. If any other matters properly come before the 2000 Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

                              STOCKHOLDER PROPOSALS

         Any shareholder proposals to be presented at the 2001 Annual Meeting of the Company must be received by the Company no later than March 1, 2001 at its principal executive offices at 10120 Windhorst Road, Tampa, Florida 33619 in order to be considered for inclusion in the Company's proxy statement and proxy relating to that meeting. Any proxy received by the Company in connection with the 2001 Annual Meeting may confer discretionary authority to vote on any stockholder proposal not received by the Company by March 1, 2001, which date is within 120 days of the anticipated date of the 2001 Annual Meeting. If the date of the 2001 Annual Meeting of the Company is changed by more than 30 days from the date of the 2000 Annual Meeting, then this change will be disclosed in the earliest possible Form 10-Q of the Company and any stockholder proposal to be presented at the 2001 Annual Meeting must be received by a reasonable time before the Company mails its proxy materials for the 2001 Annual Meeting.

                                   APPENDIX A

                           DAVEL COMMUNICATIONS, INC.
                      2000 LONG-TERM EQUITY INCENTIVE PLAN
                      ------------------------------------

1.       PURPOSE.
         -------

                  This plan shall be known as the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Davel Communications, Inc. (the "Company") and its Subsidiaries by (i) providing certain directors, officers and key employees of, and certain other key individuals who perform services for, the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and
(ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights ("SARs"), either alone or in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

2.       DEFINITIONS.
         -----------

                  (a) "BOARD OF DIRECTORS" and "BOARD" mean the board of directors of the Company.

                  (b) "CAUSE" means the occurrence of one of the following events:

                           (i)      Conviction of a felony or any crime or
offense lesser than a felony involving the property of the Company or a Subsidiary; or

                           (ii)     Conduct that has caused demonstrable and
serious injury to the Company or a Subsidiary, monetary or otherwise; or

                           (iii)    Willful refusal to perform or substantial
disregard of duties properly assigned, as determined by the Company; or

                           (iv)     Breach of duty of loyalty to the Company or
a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary.

                  (c) "CHANGE IN CONTROL" means the occurrence of one of the following events:

                           (i)      if any "person" or "group" as those terms
are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                           (ii)     during any period of two consecutive years,
individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

                           (iii)    the stockholders of the Company approve a
merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

                           (iv)     the stockholders of the Company approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

                  (d) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (e) "COMMITTEE" means the Compensation Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

                  (f) "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

                  (g) "COMPETITION" is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

                  (h) "DISABILITY" means a disability that would entitle an eligible participant to payment of monthly disability payments under any Company disability plan or as otherwise determined by the Committee.

                  (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (j) "EXEMPT PERSON" means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

                  (k) "FAIR MARKET VALUE" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

                  (l) "INCENTIVE STOCK OPTION" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

                  (m) "NON-EMPLOYEE DIRECTOR" has the meaning given to such term in Rule 16b-3 under the Exchange Act.

                  (n) "NONQUALIFIED STOCK OPTION" means any stock option other than an Incentive Stock Option.

                  (o) "OTHER COMPANY SECURITIES" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

                  (p) "RETIREMENT" means retirement as defined under any Company pension plan or retirement program or termination of one's employment on retirement with the approval of the Committee.

                  (q) "SUBSIDIARY" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

3.       ADMINISTRATION.
         --------------

                  The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made,
(iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder, (v) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible participants located outside the United States and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

                  The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

4.       SHARES AVAILABLE FOR THE PLAN.

                  Subject to adjustments as provided in Section 15, an aggregate of 1,000,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which are held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

                  Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

5.       PARTICIPATION.
         -------------

                  Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of, and other key individuals performing services for, the Company and its Subsidiaries selected by the Committee (including participants located outside the United States). Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

                  Incentive Stock Options or Nonqualified Stock Options, SARs , alone or in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may
be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

6.       INCENTIVE AND NONQUALIFIED OPTIONS.
         ----------------------------------

                  The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 10% of the total number of shares authorized under the Plan. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

                  It is the Company's intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock

Option granted under the Plan does not qualify as such for any reason, then to the extent of such nonqualification, the stock option represented thereby shall be regarded as a Nonqualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Nonqualified Stock Options.

                  (a) PRICE. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less that 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, in each case unless otherwise permitted by Section 422 of the Code.

                  (b) PAYMENT. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise,
(iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

                  In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or
(B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

                  In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option.

                  (c) TERMS OF OPTIONS. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has continuously since the date the option was granted, been a director, officer or employee of, or performed other services for, the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

                  (d) LIMITATIONS ON GRANTS. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries (as defined in Section 422 of the Code) may not exceed $100,000.

                  (e)      TERMINATION; CHANGE IN CONTROL.
                           ------------------------------

                           (i)      If a participant ceases to be a director,
officer or employee of, or to perform other services for, the Company and any Subsidiary due to death or Disability, all of the participant=s options and SARs shall become fully vested and exercisable and shall remain so for a period of one year from the date of such death or Disability, but in no event after the expiration date of the options or SARs. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 422(e)(3) of the Code, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.

                           (ii)     If a participant ceases to be a director,
officer or employee of, or to perform other services for, the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) all of the participant's options and SARs that were exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to one year after the date of Retirement, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such one-year period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant=s options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.

                           (iii)    If a participant ceases to be a director,
officer or employee of, or to perform other services for, the Company or a Subsidiary due to Cause, all of the participant's options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

                           (iv)     Unless otherwise determined by the
Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) all of the participant's options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options or SARs; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant=s options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

                           (v)      If there is a Change in Control of the
Company, all of the participant's options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

                  (f) GRANT OF RELOAD OPTIONS. The Committee may provide (either at the time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or withheld in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or withheld by the grantee or withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

7.       STOCK APPRECIATION RIGHTS.
         -------------------------

                  The Committee shall have the authority to grant SARs under this Plan, either alone or to any optionee in tandem with options (either at the time of grant of the related option or thereafter by amendment to an outstanding option). SARs shall be subject to such terms and conditions as the Committee may specify.

                  No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the SAR or, in the case of SARs granted in tandem with options, any options to which the SARs correspond. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the participant shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

                  SARs granted in tandem with options shall be exercisable only when, to the extent and on the conditions that any related option is exercisable. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised.

                  Upon the exercise of an SAR, the participant shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the SAR or, in the case of SARs granted in tandem with options, any option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares having a Fair Market Value equal to such amount, in Other Company Securities having a Fair Market Value equal to such amount or in a combination thereof.

                  All SARs will be exercised automatically on the last day prior to the expiration date of the SAR or, in the case of SARs granted in tandem with options, any related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the SAR or any related option, as applicable. An SAR granted in tandem with options shall expire at the same time as any related option expires and shall be transferable only when, and under the same conditions as, any related option is transferable.

8.       RESTRICTED STOCK.
         ----------------

                  The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise provided in the third paragraph of this Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

                  The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Unless otherwise determined by the Committee, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

                  Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such participant shall lapse. At such time as a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or its Subsidiaries for any other reason, all Shares of restricted stock granted to such participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

9.       PERFORMANCE AWARDS.
         ------------------

                  Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured (a "performance cycle"). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

                  The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

                  The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time, including, without limitation, the performance of the participant, the Company, one or more of its Subsidiaries or divisions or any combination of the foregoing. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

                  The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, Other Company Securities, or any combination thereof, as the Committee may determine.

                  A participant must be a director, officer or employee of, or otherwise perform services for, the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle.

                  In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

10.      WITHHOLDING TAXES.
         -----------------

         (a) PARTICIPANT ELECTION. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

         (b) COMPANY REQUIREMENT. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

11.      WRITTEN AGREEMENT; VESTING.
         --------------------------

                  Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

12.      TRANSFERABILITY.
         ---------------

                  Unless the Committee determines otherwise, no option, SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13.      LISTING, REGISTRATION AND QUALIFICATION.
         ---------------------------------------

                  If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award may be paid out and no Shares may be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

                  It is the intent of the Company that the Plan comply in all respects with Section 162(m) of the Code, that awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Section 162(m), as the case may be.

14.      TRANSFER OF EMPLOYEE.
         --------------------

                  The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15.      ADJUSTMENTS.
         -----------

                  In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of

Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options and SARs. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

                  Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

16.      TERMINATION AND MODIFICATION OF THE PLAN.
         ----------------------------------------

                  The Board of Directors or the Committee, without approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17.      AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.
         --------------------------------------------------

                  The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of lapse of restrictions on Shares); provided that, (i) notwithstanding anything to the contrary contained herein, the Committee may not, at any time, lower the exercise price of any option that is outstanding pursuant to the Plan as of such time without first obtaining the affirmative vote of a majority of the shares of Common Stock then issued and outstanding and (ii) except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

18.      COMMENCEMENT DATE; TERMINATION DATE.
         -----------------------------------

                  The date of commencement of the Plan shall be November 1, 2000, subject to approval by the shareholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on November 1, 2010; provided that the Board may, prior to such termination, extend the term of the Plan for up to five years for the grant of awards other than Incentive Stock Options. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

19. GOVERNING LAW. The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.

                                   APPENDIX B

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                           DAVEL COMMUNICATIONS, INC.

         The undersigned stockholder of Davel Communications, Inc., a Delaware corporation (the "Company"), hereby appoints Raymond A. Gross or Bruce W. Renard, or either of them, each with full power of substitution, proxies or proxy of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the 2000 Annual Meeting of Stockholders of the Company, to be held on November 2, 2000, local time, at the Company's executive offices at 10120 Windhorst Road, Tampa, Florida, and at any adjournment or adjournments thereof, hereby revoking any proxy heretofore given:

         All as described in the Notice of 2000 Annual Meeting of Stockholders and accompanying Proxy Statement for such meeting, the receipt of which is hereby acknowledged.

         The undersigned hereby authorizes that if this Proxy is delivered by means of a telegram, facsimile transmission, or any other means of electronic transmission, then this proxy and its transmission by such means shall be considered to be the valid proxy of the undersigned for the purposes set forth herein.

                          (Continued on reverse side.)

1.       ELECTION OF DIRECTORS

         FOR  o  all nominees listed below      WITHHOLD AUTHORITY  o  to vote
                                                (except as marked to the contrary below) for
                                                all nominees listed below

                 Raymond A. Gross, David R. Hill, Robert D. Hill
     Donald J. Liebentritt, William C. Pate and Theodore C. Rammelkamp, Jr.

         (INSTRUCTION:     To withhold authority to vote for any individual nominee,
                           write that nominee's name in the space provided below)


2.       PROPOSAL TO RATIFY AND APPROVE THE DAVEL COMMUNICATIONS, INC. 2000 LONG
         TERM EQUITY INCENTIVE PLAN

                  o        FOR              o        AGAINST           o        ABSTAIN

3. In their sole discretion, the above named proxies are authorized to vote in accordance with their own judgment on other matters properly presented before the annual meeting or any adjournment thereof.


_____________________________________________________________________________________________

Signature(s)_________________ Signature(s)___________________ Dated:_________

_____________________________________________________________________________________________

Note: This Proxy should be dated, signed by the shareholder(s) exactly as the name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Joint owners should each sign. Trustees, executors and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.